UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2006 (March 1, 2006)

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations.

Item 1.01—Entry into a Material Definitive Agreement.

On March 1, 2006 the Compensation Committee of the Board of Directors of WellPoint, Inc. established the following items with respect to the compensation of each of the executive officers of WellPoint identified in the table below:

Executive Officer	2006 Salary	2006 Stock Option Grant (#)[1]	2006 Restricted Stock Award (#)[2]	2006 Annual Bonus Target Percentage[3]
Larry C. Glasscock	$1,300,000	320,000	40,000	140%
David C. Colby	$710,000	100,000	12,500	85%
Keith R. Faller	$680,000	93,333	11,667	80%
Joan E. Herman	$610,000	80,000	10,000	80%
John S. Watts, Jr.	$600,000	80,000	10,000	80%

[1]	The 2006 Stock Option Grants were made on March 1, 2006 at an exercise price equal to the fair market value based on the closing market value of WellPoint’s Common Stock on the New York Stock Exchange on March 1, 2006 (which was $76.59). All options will vest in six equal semi-annual installments over three years beginning September 1, 2006.
[2]	The 2006 Restricted Stock Awards were made on March 1, 2006 at fair market value based on the closing market value of WellPoint’s Common Stock on the New York Stock Exchange on March 1, 2006 (which was $76.59). The restricted stock will vest in three equal annual installments over three years beginning March 1, 2007.
[3]	The 2006 Annual Bonus Target Percentage represents the percentage of 2006 Annual Salary which may be earned by the Named Executive Officer as 2006 Annual Incentive Bonus based upon the achievement of specified levels of diluted earnings per share as established by the Compensation Committee. Executives are eligible for a maximum bonus not to exceed 100% of target at threshold performance and not to exceed 300% of target for maximum performance. In setting final awards, the Compensation Committee will consider achievement of the 2006 synergy goal, strategic business unit operating gain, membership growth and individual performance. The maximum cash award for executives is 200% of the target award and earned amounts in excess of 200% are paid in restricted stock that vests over three years.

Also on March 1, 2006 the Compensation Committee of the Board of Directors of WellPoint, Inc. approved an increase in benefits payable under the WellPoint, Inc. Directed Executive Compensation (DEC) Program to the President and Chief Executive Officer to be $42,000 in Cash Credits and $15,000 in Core Credits. The DEC Program is an executive perquisite plan that provides officers of WellPoint, Inc. with flexibility to tailor certain benefits to meet their needs using a combination of Cash and Core Credits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2006

WELLPOINT, INC.

By:	/s/ Angela F. Braly
Name:	Angela F. Braly
Title:	Executive Vice, General Counsel and Chief Public Affairs Officer

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